EXHIBIT 31.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO
RULE 13a-14(a)/15d-14(a)
I, Kirk Misaka, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Zhone Technologies, Inc. as filed with the Securities And Exchange Commission on March 23, 2016; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2016

/s/ KIRK MISAKA
Kirk Misaka
Chief Financial Officer